UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2023

scPharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38293	46-5184075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 District Avenue, Suite 310

Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(617) 517-0730

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCPH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 7, 2023, in connection with a corporate update to be presented at a healthcare conference, scPharmaceuticals Inc. will report that, during February 2023, there were approximately 40 total FUROSCIX prescriptions written, consisting of approximately 160 total FUROSCIX doses, and of these, approximately 10 FUROSCIX prescriptions, consisting of approximately 40 total FUROSCIX doses (an average of 4 doses per filled prescription), had been shipped. During March 2023, there were approximately 280 total FUROSCIX prescriptions written, consisting of approximately 1460 total FUROSCIX doses, and of these, approximately 150 FUROSCIX prescriptions, consisting of approximately 720 total FUROSCIX doses (an average of 4.88 doses per filled prescription), had been shipped. During April 2023, there were approximately 290 total FUROSCIX prescriptions written, consisting of approximately 1480 total FUROSCIX doses, and of these, approximately 150 FUROSCIX prescriptions, consisting of approximately 760 total FUROSCIX doses (an average of 5 doses per filled prescription), had been shipped. During May 2023, there were approximately 440 total FUROSCIX prescriptions written, consisting of approximately 2330 total FUROSCIX doses, and of these, approximately 230 FUROSCIX prescriptions, consisting of approximately 1180 total FUROSCIX doses (an average of 5.24 doses per filled prescription), had been shipped.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCPHARMACEUTICALS INC.

Date: June 7, 2023	By:	/s/ John H. Tucker
	Name:	John H. Tucker
	Title:	President and Chief Executive Officer